J U N E 1 1 , 2 0 0 8 P R O J E C T N U C L E U S Bid positioning and strategy Exhibit (c)(8)

N E W S C O R P .
English_General
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N E W S C O R P .
Nucleus - Implied multiples at various prices
Premium Current
Share price $50.01 $52.00 $53.00 $54.00 $55.00 $56.00 $57.00 $58.00 $59.00 $60.00 $61.00 $62.00 $63.00 $64.00 $65.00
Share price cash adjusted 38.60 40.59 41.59 42.59 43.59 44.59 45.59 46.59 47.59 48.59 49.59 50.59 51.59 52.59 53.59
Impl Premium to: Metric
1 day $51.72 (3.3%) 0.5% 2.5% 4.4% 6.3% 8.3% 10.2% 12.1% 14.1% 16.0% 17.9% 19.9% 21.8% 23.7% 25.7%
1 day cash adjusted 40.31 (4.2%) 0.7% 3.2% 5.7% 8.1% 10.6% 13.1% 15.6% 18.1% 20.5% 23.0% 25.5% 28.0% 30.5% 32.9%
10 days 55.00 (9.1%) (5.5%) (3.6%) (1.8%) 0.0% 1.8% 3.6% 5.5% 7.3% 9.1% 10.9% 12.7% 14.5% 16.4% 18.2%
10 days cash adjusted 43.59 (11.4%) (6.9%) (4.6%) (2.3%) 0.0% 2.3% 4.6% 6.9% 9.2% 11.5% 13.8% 16.1% 18.4% 20.6% 22.9%
1m VWAP 52.73 (5.2%) (1.4%) 0.5% 2.4% 4.3% 6.2% 8.1% 10.0% 11.9% 13.8% 15.7% 17.6% 19.5% 21.4% 23.3%
1m VWAP cash adjusted 41.32 (6.6%) (1.8%) 0.7% 3.1% 5.5% 7.9% 10.3% 12.8% 15.2% 17.6% 20.0% 22.4% 24.9% 27.3% 29.7%
3m VWAP 50.23 (0.4%) 3.5% 5.5% 7.5% 9.5% 11.5% 13.5% 15.5% 17.5% 19.5% 21.4% 23.4% 25.4% 27.4% 29.4%
3m VWAP cash adjusted 38.82 (0.6%) 4.6% 7.1% 9.7% 12.3% 14.9% 17.4% 20.0% 22.6% 25.2% 27.7% 30.3% 32.9% 35.5% 38.1%
6m VWAP 50.48 (0.9%) 3.0% 5.0% 7.0% 9.0% 10.9% 12.9% 14.9% 16.9% 18.9% 20.8% 22.8% 24.8% 26.8% 28.8%
6m VWAP cash adjusted 39.07 (1.2%) 3.9% 6.5% 9.0% 11.6% 14.1% 16.7% 19.2% 21.8% 24.4% 26.9% 29.5% 32.0% 34.6% 37.2%
12m VWAP 51.52 (2.9%) 0.9% 2.9% 4.8% 6.8% 8.7% 10.6% 12.6% 14.5% 16.5% 18.4% 20.3% 22.3% 24.2% 26.2%
12m VWAP cash adjusted 40.11 (3.8%) 1.2% 3.7% 6.2% 8.7% 11.2% 13.7% 16.2% 18.7% 21.1% 23.6% 26.1% 28.6% 31.1% 33.6%
52 wk high 62.04 (19.4%) (16.2%) (14.6%) (13.0%) (11.3%) (9.7%) (8.1%) (6.5%) (4.9%) (3.3%) (1.7%) (0.1%) 1.5% 3.2% 4.8%
52 wk high cash adjusted 50.63 (23.8%) (19.8%) (17.9%) (15.9%) (13.9%) (11.9%) (10.0%) (8.0%) (6.0%) (4.0%) (2.1%) (0.1%) 1.9% 3.9% 5.8%
Implied Firm value (USDmm)
   Equity value 61 3,050 3,172 3,233 3,294 3,355 3,416 3,477 3,538 3,599 3,660 3,721 3,782 3,843 3,904 3,965
   ND (Cash) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696) (696)
   Firm value 2,354 2,476 2,537 2,598 2,659 2,720 2,781 2,842 2,903 2,964 3,025 3,086 3,147 3,208 3,269
Base case based on Dec YE
   FV/Sales 08E 870 2.7x 2.8x 2.9x 3.0x 3.1x 3.1x 3.2x 3.3x 3.3x 3.4x 3.5x 3.5x 3.6x 3.7x 3.8x
   FV/Sales 09E 953 2.5x 2.6x 2.7x 2.7x 2.8x 2.9x 2.9x 3.0x 3.0x 3.1x 3.2x 3.2x 3.3x 3.4x 3.4x
   FV/EBITDA08E 242 9.7x 10.2x 10.5x 10.7x 11.0x 11.2x 11.5x 11.7x 12.0x 12.2x 12.5x 12.8x 13.0x 13.3x 13.5x
   FV/EBITDA09E 264 8.9x 9.4x 9.6x 9.8x 10.1x 10.3x 10.5x 10.8x 11.0x 11.2x 11.5x 11.7x 11.9x 12.1x 12.4x
  P/E 08E 166 18.4x 19.1x 19.5x 19.8x 20.2x 20.6x 20.9x 21.3x 21.7x 22.0x 22.4x 22.8x 23.1x 23.5x 23.9x
  P/E 09E 181 16.9x 17.5x 17.9x 18.2x 18.5x 18.9x 19.2x 19.5x 19.9x 20.2x 20.6x 20.9x 21.2x 21.6x 21.9x
  P/E 08E (cash adjusted) 146 16.1x 16.9x 17.3x 17.7x 18.2x 18.6x 19.0x 19.4x 19.8x 20.2x 20.7x 21.1x 21.5x 21.9x 22.3x
  P/E 09E (cash adjusted) 161 14.6x 15.3x 15.7x 16.1x 16.5x 16.8x 17.2x 17.6x 18.0x 18.4x 18.7x 19.1x 19.5x 19.9x 20.2x
Upside case based on Dec YE
   FV/Sales 08E 899 2.6x 2.8x 2.8x 2.9x 3.0x 3.0x 3.1x 3.2x 3.2x 3.3x 3.4x 3.4x 3.5x 3.6x 3.6x
   FV/Sales 09E 1,037 2.3x 2.4x 2.4x 2.5x 2.6x 2.6x 2.7x 2.7x 2.8x 2.9x 2.9x 3.0x 3.0x 3.1x 3.2x
   FV/EBITDA08E 250 9.4x 9.9x 10.1x 10.4x 10.6x 10.9x 11.1x 11.4x 11.6x 11.9x 12.1x 12.3x 12.6x 12.8x 13.1x
   FV/EBITDA09E 288 8.2x 8.6x 8.8x 9.0x 9.2x 9.4x 9.7x 9.9x 10.1x 10.3x 10.5x 10.7x 10.9x 11.1x 11.3x
  P/E 08E 171 17.8x 18.5x 18.9x 19.3x 19.6x 20.0x 20.3x 20.7x 21.0x 21.4x 21.8x 22.1x 22.5x 22.8x 23.2x
  P/E 09E 197 15.5x 16.1x 16.4x 16.7x 17.0x 17.3x 17.6x 18.0x 18.3x 18.6x 18.9x 19.2x 19.5x 19.8x 20.1x
  P/E 08E (cash adjusted) 144 16.3x 17.2x 17.6x 18.0x 18.5x 18.9x 19.3x 19.7x 20.2x 20.6x 21.0x 21.4x 21.9x 22.3x 22.7x
  P/E 09E (cash adjusted) 170 13.8x 14.6x 14.9x 15.3x 15.6x 16.0x 16.4x 16.7x 17.1x 17.4x 17.8x 18.2x 18.5x 18.9x 19.2x
Source: Nucleus estimates as per Company model, market data as 6/10/08
Analysis at various prices (financials in $USD millions, calendarized to 12/31 year end)

N E W S C O R P .
Source: SDC, public filings, JPMorgan estimates
Note: Includes deals >$25mm; percentages shown reflect median figures; premiums reflect offer price to Target share price one day prior to announcement; excludes pending and withdrawn deals; includes deals where acquirer owned a majority stake prior to transaction
¹ Includes 3 transactions where consideration used was a mix of cash and stock
US minority buy-out bid premium analysis
16.8%
28.5%
16.8%
33.7%
15.0% 15.0%
19.9%
32.4%
15.8%
26.0%
All deals Cash deals Stock deals Direct offer deals Negotiated deals
All Cash Stock Direct TO Negotiated
Deals
All Cash Stock Direct TO Negotiated
Deals
Initial Premium Final Premium
55¹ 35 17 15 40 55¹ 35 17 15 40

July 2001—2008
YTD completed minority buy-out transactions

Rank / Kershaw
Richemont / Rothmans
Hollinger / Telegraph
National Westminster / Gartmore
Investor Group / Macallan-Glenlivet
Lloyds TSB / Lloyds Abbey Life
Bell Cablemedia / Videotron
Barlow / Bibby
Richemont / Vendome Luxury
Lindsey Morden / Hambro
Waste Management / Waste Management
Emersub / Astec
Sibelco / Watts Blake Bearne
Total Oil / Kalon
Evans Property / Evans of Leeds
Robert Stephen / Pentland
Malbak / MY
Maiden Capital Partners / Ugland
AXA / Sun Life and Provincial
Investors / Eskmuir
Folkes Holdings / Folkes Group
Broad Gain / Harvey Nichols
Soundersleep / Silentnight
Peel / Peel
Red / Manchester United
Prudential / Egg
Autogrill / Alpha Airports
Steinhoff / Homestyle
Valad / Teesland
Tesco / Dobbies

PROJECT NUCLEUS

N E W S C O R P .
UK minority buy-out bid premium analysis
Mean
Median
25.1%
Source: Company data, transaction disclosure documents, equity research, Factiva, SDC, Mergermarket, Datastream
Note: Includes deals where acquirer owned a majority stake prior to transaction
3
One day premium on completed and pending minority buy-outs of UK targets,-1996
—2008
120.8%
37.3%
18.6%
35.5%
(8.4)%
(1.0)%
8.4%
21.7%
13.2%
11.9%
5.0%
42.0%
60.2%
21.9%
17.1%
30.7%
39.4%
26.9%
28.5%
10.0%
36.6%
54.1%
51.8%
(18.5)%
11.6%
6.8%
13.6%
15.1%
13.2%
28.1%
25.1%
Mean
Median
20.2%

N E W S C O R P .
Review of outcomes of precedent buy-in transactions
Minority
buy-in
Negotiated
Direct offer
No special
committee
Withdrawn/
no deal
Approve
Reject
Neutral
Unable to take
position
Successful¹
Successful¹
Majority of
minority vote
required
No majority of
minority vote
required
Special
committee
negotiates
better price
Special
committee
recommends
initial offer
Tender
Long-form
merger
14D-9 initial response
21
(32%)
45
(68%)
19
(90%)
2
(10%)
3
(14%)
2
(10%)
6
(29%)
23
(51%)
17
(38%)
5
(11%)
11
(28%)
29
(73%)
21
(72%)
8
(28%)
11
(100%)
29
(100%)
Successful at
initial price
Successful
after price
revised¹
Withdrawn
2 (67%)
6 (75%) 2 (25%)
2 (100%) —
4 (67%) 2 (33%)
— 1 (33%)
—
—
—
Breakdown of 66 minority buy-ins post June 2001
Overall success rate: 83% (55/66)
Direct offer success rate: 71% (15/21)
Negotiated transaction success rate: 89% (40/45)
Special
committee
Source: Securities Data Company, Company filings, Bloomberg; 7/2001 – 5/2008
Note: Analysis reflects deals > $25mm
¹ Achieve requisite vote to approve merger
Failed to file
14D-9
— 1 (50%) 1 (50%)
2
(10%)

8
(38%)

N E W S C O R P .
Present proposal for tender offer/merger to subsidiary’s Board
Subsidiary Board appoints Special Committee to evaluate proposal
Special Committee considers proposal as well as alternatives with guidance from independent financial and legal counsel
Committee may seek to negotiate and ask Parent to propose a
superior/alternative bid
After negotiating and finalizing terms, Parent announces transaction and Subsidiary Board’s support
Proceed with tender offer/merger
Tender offer: Parent can proceed with short-form merger if it achieves >90% ownership post-tender
Merger: Subsidiary must file proxy statement (in addition to any
Forms 13D and 13e-3 required) and solicit votes in favor of the transaction
Negotiated transaction offer process and issues to consider
Approach/commencement 7/2001—5/2008 negotiated buy-out transaction characteristics
Issues to consider
Timing
Negotiated transaction process can be time-consuming
Entire fairness standard must be upheld (significant time and resources dedicated to SEC filing process)
Greater execution risk
Subsidiary Board may have no independent Directors to comprise a
Special Committee
Utilicorp/Aquila
Lexent/Investor group
Potential requirement to gain majority of minority vote to approve transaction
Source: Company filings, SDC, Factiva
Note: Premiums reflect offer price to target share price one day prior to announcement; premium information excludes pending and withdrawn deals
¹ Finish defined as acceptance of terms by Special Committee
5
I. Process
Success vs. failed: # deals % total
Total deals 45 100%
Successful/completed 40 89%
Failed/withdrawn 5 11%
Closing out: # deals % total
Long-form merger 29 73%
Tender 11 28%
II. Currency - completed deals # deals % total
Cash 26 65%
Stock 12 30%
Cash/stock 2 5%
III. Timing
Average days
Start to finish 101
Private offer to public offer 38
Public offer to agreement 63
Broken by class: # deals % total
No discussion prior to public announcing offer 10 25%
Discussions prior to public announcement & pre acceptance 23 58%
Simultaneous announcement of offer/acceptance 7 18%
IV. Pricing
Initial vs. final # deals % total
Initial (first and final bid) 17 43%
Revised 23 58%
Premiums (median) Initial Final
Cash 15.8% 34.0%
Stock 15.5% 13.3%
Cash/stock 37.7% 37.7%
Total 15.8% 26.0%

N E W S C O R P .
Summary of precedent negotiated transaction offer
timing by class
No discussion prior to public announcement Discussions prior to public announcement & pre acceptance Simultaneous announcement of offer/acceptance
Alfa Corp / Investor Group Waste Industries USA Inc / Investor Group Genencor International Inc. / Danisco A/S
NetRatings Inc / VNU NV Digital Angel Corp / Applied Digital Solutions Inc WFS Financial Inc. / Westcorp
Case Pomeroy & Co Inc / CP Newco Inc Crowley Maritime Corp / Crowley Newco Corp Hotels.com / USA Interactive
Fox Entertainment Group Inc. / News Corp Inc. Great American Finl Res Inc / American Financial Group Inc Expedia Inc. / USA Interactive
Digex Inc. / WorldCom Inc. 21st Century Insurance Co / AIG JCC Holding Co. / Harrah's Entertainment
Fidelity Natl Info Solutions / Fidelity Natl Finl Inc. TD Banknorth Inc / Toronto-Dominion Bank Leeds Federal Bankshares / Northwest Bancorp
Tremont Corp. / Valhi Inc. Sport Supply Group Inc / Collegiate Pacific Inc. Peapod Inc. / Koninklijke Ahold NV
Ticketmaster / USA Interactive Foodarama Supermarkets Inc / Saker Holdings Corp
Konover Property Trust / Investor Group Virbac Corp / Virbac SA
Market America Inc. / Investor Group Micro Therapeutics Inc / ev3 Inc
WFS Financial Inc. / Wachovia Corp.
Cruzan International Inc. / Absolut Spirits Co Inc.
Tipperary Corp. / Santos Ltd.
Eon Labs Inc. / Novartis AG
UnitedGlobalCom Inc. / Liberty Media Intl.
Cox Communications Inc. / Cox Enterprises Inc.
Edelbrock Corp. / Investor Group
Phosphate Res. Partners LP / IMC Global Inc.
barnesandnoble.com Inc. / Barnes & Noble Inc.
NCO Portfolio Mgmt Inc. / NCO Group Inc.
Lexent Inc. / Investor Group
Intl Specialty Prods / Samuel J Heyman
NCH Corp. / Investor Group
Source: Public filings
Note: Includes deals > $25mm; includes deals where acquirer owned a majority stake prior to transaction

Summary of precedent negotiated transaction offer timing by class (completed deals only; 07/2001—05/2008)

N E W S C O R P .
Present proposal for tender offer to the subsidiary’s
Board and publicly announce the offer simultaneously
Tender conditioned on tender by a majority of the minority
shareholders (non-waivable condition)
Subsidiary Board is likely to form a special committee
if there is a requisite number of independent directors to evaluate and respond to the proposal (14D-9 filing)
Commence tender offer shortly after presenting the proposal
Starts clock ticking on subsidiary’s obligation to
respond through a 14D-9 filing (10 days)
Timing of commencement can be accelerated if acquirer does not engage in negotiations with special committee
If a majority of the minority shareholders do not tender, (a) the offer price can be increased and/or the tender offer period can be extended or (b) the offer can be allowed to expire
Direct tender offer process and issues to consider
Approach/commencement
Number of independent directors
Certainty of achieving majority of minority
Institutional, retail, arbitrage and activist shareholders may have divergent interests
Cost basis/tax issues
Potential exists for target to use negative PR or its 14D-9 filing to oppose the offer
Flexibility to revise offer
The special committee may attempt to negotiate price in conjunction with the 14D9 filing, e.g.:
Motorola/Next Level
Network Associates/McAfee
Sabre/Travelocity
Toronto-Dominion/TD Waterhouse Group
Thermo Electron/Thermo Instrument Systems
Issues to consider
7/2001—5/2008 direct offer buy-out transaction characteristics
7
I. Process
Success vs. failed: # deals % total
Total deals 21 100%
Successful/completed 15 71%
Failed/withdrawn 6 29%
Special committee # deals % total
Special committee formed 19 90%
No special committee 2 10%
II. Currency -
completed-deals
# deals % total
Cash 9 60%
Stock 5 33%
Cash/stock 1 7%
III. Timing
Average days
Start to finish 71
Private offer to public offer 15
Public offer to agreement 56
Broken by class: # deals % total
No discussion pre-tender 4 27%
Discussion pre-tender 11 73%
IV. Pricing
Initial vs. final
# deals % total
Initial (first and final bid) 3 20%
Revised 12 80%
Premiums (median) Initial Final
Cash 19.9% 33.1%
Stock 15.0% 22.6%
Total 19.9% 32.4%
Source: Company filings, SDC, Factiva
Note: Premiums reflect offer price to target share price one day prior to announcement; premium information excludes pending and withdrawn deals
1
For these purposes, definition includes independent directors of the target company reviewing and negotiating the deal and a full board review of the deal, not just situations where a "Special Committee" is formed

N E W S C O R P .
57.0%
100.0%
88.9%
100.0%
43.0%
11.1%
24 months 12 months 6 months Current
Buy Hold
Nucleus LTM price performance and broker recommendations
LTM share price performance ($)
Source: Factset as of June 10, 2008; Company filings, Nucleus estimates as per I/B/E/S consensus
Broker recommendation evolution
# of
brokers
9 9 7 9
Good long-term growth prospects due to emerging markets pay-TV demand and market share gains from Kudelski
FX risk (1/3 of employees in Israel)
Q308 results in line with official estimates
Attractive business model: best of breed security and enabling technologies
Strong outlook for Q408, still more opportunities to come
(e.g. German Unity Media or Kabel Deutschland)
Broker views
Adding metricsPM ($)
Current 50.01
Outstanding shares (mm) 61.0
Market cap (mm) 3,051
Net debt (cash) (mm) (696)
Calenderized to Dec FYE 2008 2009 2010
Fv/Sales 2.7x 2.4x 2.2x
FV/EBITDA 9.5x 8.3x 7.4x
P/E 17.4x 15.0x 13.8x
Public market overview & analyst views
40
45
50
55
60
65
Jun-07 Aug-07 Nov-07 Jan-08 Mar-08 Jun-08
0
300
600
900
1,200
Trading volume Nucleus
Volume
Price ($)
06-Aug-07:
FY 2007
earnings
announcement
16-Jul-
07:
Nucleus
gets
Mobile TV
deal with
Qualcomm
17-Apr-08:
Q3 earnings
release
29-Jan-08:
Q2 earnings
release
09-Apr-08:
Won legal dispute
over piracy
8
Date Broker Recom. TP ($)
30-May-08 Morgan Stanley Buy $61.00
30-May-08 Kaufman Bros. Buy 69.00
17-May-08 Goldman Sachs Buy 60.00
5-May-08 Ferris, Baker Watts Buy 68.00
5-May-08 RBC Capital Markets Buy 66.00
2-May-08 B. Riley & Co. Buy 66.50
1-May-08 Oscar Gruss & Son Buy 60.00
28-Apr-08 Natixis Bleichroederf Buy 70.00
5-Feb-08 Independent II Research Buy 56.80
Average $64.14
Current price $50.01
Premium/(discount) 28.3%

HCA The Healthcare Company	KINDER MORGAN	CLEAR CHANNEL

PROJECT NUCLEUS

JPMorgan

N E W S C O R P .
Winning bidders
Frist Family, Bain Capital, KKR, Merrill Lynch Global
Private Equity
Richard Kinder, AIG, Goldman Sachs Capital Partners,
Carlyle, Riverstone
Mays family, TH Lee, Bain Capital
Announcement date 07/24/06 08/28/06 11/16/06
Transaction value $33,000 (incl. $11,700 assumed debt) $21,600 (incl. $7,200 assumed debt) $26,700 (incl. assumed $8,000 debt)
Equity contribution (%) $5,100 — Frist committed to rolling $800 (15.7%) $7,900 — Kinder & others to roll $2,900 (36.7%) n.a. — Mays family intends to roll “significant” stake
Deal synopsis
Management not exclusively tied to the
consortium; could join a subsequent bidder
Members of buying groups (other than Frist)
cannot have discussions with third party groups
Frist and family can sell down up to $100m of
their rollover commitment to third parties
Consortium raised its initial offer before final
agreement
Members of the buying group cannot have discussions
with third party groups w/o board or special
committee approval
Seeks to pursue sale of Trans Mountain Pipeline
system, U.S. retail operations, and other non-
strategic assets
TPG dropped out of this consortium; A rival
consortium included Providence, Blackstone, KKR
Seeks to sell 40% of radio, all TV stations (~10%
revenue); rumor of also seeking to dispose of
outdoor unit
Mays family (3 executives) amended employent
agreements to significantly reduce payments
that could be payable upon change of control
Bid details (% premium to
unaffected price)
Initial bid:  $51.00 (18.2%)
News of a potential transaction leaked on July 19;
leads to run-up in price pre-announcement
Initial bid:  $100.00 (19.5%)
Final bid:  $107.5 (28.5%)
Final bid:  $37.60 in cash (25.0%)
Price subject to an upward adjustment “ticking fee” if
deal closes past 1/1/08
Public disclosure
07/19/06 (Press leak) 05/29/06 (initial proposal) 10/25/06 (Initial statement that company was evaluating strategic alternatives)
Sponsor selection
Frist and management negotiated directly with
Bain & KKR to form buying group
Management contacted potential investors, some of
which indicated interest & were invited to participate
Mays assembled buying group; special committee did
not favor their offer so committee decided to invite
a 2nd group who eventually were the winning bidder
Key shareholders
(economic %)
Thomas Frist (4.1%), Thomas Frist III (2.4%)
Other Frist family (2.4%)
Richard Kinder (17.9%)
Fayez Sarofim (1.7%)
Lowry Mays, founder (6.1%)
2 other Mays members (0.9%)
% directors & officers
ownership
6.6% 21.2% 8.0%
Go-Shop
Yes (50-day) No Yes (20-day to seek alternate buyers; 50-day to negotiate)
Break-up fee (% of
transaction value)
Go shop: $300 (0.9%)
No shop: $500 (1.5%)
No shop: $215 (1.0%)
Go shop: $300 (1.1%) - for superior proposal/ change
of recommendation; $500 (1.9%) otherwise
No shop: $500 (1.9%)
Reverse breakup fee
(% of transaction value)
$500 (1.5%) - Frist family pay up to $75.5 $215 (1.0%) $300-600 (1.1%-2.2%); $500m (1.9%) If unable to secure financing
Shareholder vote Majority Two-third of votes Two-third of votes
Key terms of recent large go private transactions initiated
by significant shareholders / management
Source: Company filings, news reports and other public information
$ in millions

ARAMARK	Westcorp	kerzner

PROJECT NUCLEUS
JPMorgan

N E W S C O R P .
Key terms of recent large go private transactions initiated
by significant shareholders / management (cont’d)
$ in millions
Winning bidders
Joseph Neubauer, JPMorgan Partners, Goldman
Sachs Capital Partners, TH Lee, Warburg Pincus
Gary & May West, T.H. Lee, Quadrangle Management, Istithmar PJSC, Whitehall Street, Colony
Capital, Providence
Announcement date 08/08/06 5/31/06 5/24/06
Transaction value $8,300 (incl. assumed $2,000 debt) $4,100 (incl. $728 assumed debt) $3,800 (incl. $599 assumed debt)
Equity contribution (%) $1,850 — Neubauer to roll up to $250 (13.5%) $1,050 — Wests’ to roll $285 (27.1%) $1,500 — Kerzner to roll at least $250 (16.7%)
Deal synopsis
Second LBO of the Company led by Joseph
Neubauer, CEO
Neubauer not exclusively tied to the
consortium; agreed to discuss alternative
acquisition proposals if requested by special
committee
Top up
Reach out sponsors
Negative reaction by analysts on offer price &
low premium
The Wests’ agreed to receive $42.83 in cash on
85% of their stake and to roll the remaining 15%
The bifurcated price was requested by the
special committee to deliver a higher price
of $48.75 to the other shareholders
Initial merger agreement signed on 3/20/06
provided for $76 offer price post-signing auction
with cooperation from Kerzners and Istithmar,
commitment by Kerzner to vote in favor of any all
cash proposal that is $2 higher that his group’s
The special then ran an auction but subsequent
talks with alternate buyers failed on inability to
agree on an inducement to submit a proposal
In an agreement dated 4/30/06, Kerzner’s buying
group agreed to raise its offer to $81 subject to
revised terms, including termination of the post-
signing auction
Bid details (% premium to
undisturbed price)
Initial bid: $32.00 (14.3%)
Final bid: $33.80 (20.8%)
Initial bid:  $48.75 (13%)
Initial bid:  $76
Final bid:  $81 (15.1%)
Public disclosure 05/01/06 (initial proposal) 5/31/06 (Initial proposal) 3/20/06 (Initial proposal)
Sponsor selection
After having involved JPM Partners and and
GS Capital Partners, management decided to
also approach TH Lee & Warburg
Formal auction run by special committee
The Wests’ remained neutral initially, then
indicated willingness to roll equity and
accept a bifurcated price if so recommended
by special committee
Process broke down several times before
the winning bid was accepted
Under supervision of special committee, management
& advisor contacted 15 strategic and 20 financial
buyers; received initial interest from 11 buyers;
committee carried negotiations followed by 20-day
post-signing auction
Key shareholders
(% economic)
Neubauer (13.3 % economic/3.2% voting) Founders Gary & Mary West (55.7%) Chairman Sol Kerzner (10.3%)
CEO Butch Kerzner (1.4%), Istithmar PJSC (11.9%)
% directors & officers
ownership
55.3% class A, 20.7% class B  60.6% 12.1%
Go-Shop No Yes (21-day) No (but 45-day Go-shop existed on initial offer)
Break-up fee (% of
transaction value)
$120 (1.4%)
Go shop:  $67 (1.6%)
No shop:  $93 (2.7%)
$95.4 (2.5%)
Initial offer - Go shop:  $29.6 (0.8%), No shop: $88.9
(2.3%)
Reverse break-up fee
(%  of transaction value)
$120 (1.4%) $67m (1.6%) for failed financing; $93m (2.7%) for other breach
Not specified in new agreement; Old agreement – just
pay for expenses
Shareholder vote
Majority; Neubauer shares entitled to 10 votes,
but count as 1
Majority; the Wests’ have the right to vote Majority
Source: Company filings, news reports and other public information

N E W S C O R P .
0%
5%
64%
32%
0%
$41.25 -
$45.50
$45.50 -
$49.75
$49.75 -
$54.00
$54.00 -
$58.25
$58.25 -
$62.50
0%
38%
51%
11%
0%
$41.25 -
$45.50
$45.50 -
$49.75
$49.75 -
$54.00
$54.00 -
$58.25
$58.25 -
$62.50
1%
30%
59%
10%
0%
$41.25 -
$45.50
$45.50 -
$49.75
$49.75 -
$54.00
$54.00 -
$58.25
$58.25 -
$62.50
4%
37%
31%
18%
10%
$41.25 -
$45.50
$45.50 -
$49.75
$49.75 -
$54.00
$54.00 -
$58.25
$58.25 -
$62.50
Cumulative shares (000s) 1,759
% of total shares outstanding 11%
Cumulative shares (000s) 22,230
% of total shares outstanding 137%
Cumulative shares (000s) 5,427
% of total shares outstanding 34%
1-month trading ($ per share) 3-month trading ($ per share)
6-month trading ($ per share) 1-year trading ($ per share)
Nucleus volume traded analysis
Source: FactSet, Bloomberg as of 06/10/08
Note: % o/s calculated off of class A shares only (16,187,137)
High
Low
VWAP
$56.97
$49.75
$52.73
High
Low
VWAP
$56.97
$45.74
$50.23
High
Low
VWAP
$62.04
$41.71
$51.52
Cumulative shares (000s) 8,990
% of total shares outstanding 56%
High
Low
VWAP
$56.97
$44.01
$50.48

N E W S C O R P .
Top institutional shareholder investment activity analysis
Based on 13-F filings available
Note: G = Growth, GP = GARP, V = Value, I = Income, HF = Hedge Fund, O = Other
% o/s calculated off of class A shares only (16,187,137)
Momentum analysis
12
Volume weighted average closing price during quarter $48.03 $58.71 $49.56 $47.01 $49.69
Current
Net shares bought/sold
4Q’06
Name Style Rk % o/s Position 1Q’08 4Q’07 3Q’07 2Q’07 1Q’07 Position Rk
Current top 20 institutions
Janus Capital Management G 1 11.0% 1,774,495 (685) 1,355 260 (2,835) 328,569 1,447,831 1
Fidelity GP 2 9.2% 1,492,434 (2,400) 189,946 477,183 16,990 (237,912) 1,048,627 3
Egerton Capital HF 3 9.0% 1,459,508 - - - 44,523 - 1,414,98 5 2
Renaissance Technologies HF 4 7.9% 1,285,449 4,500 (41,700) 78,300 159,800 130,300 954,249 4
Fidelity International G 5 7.2% 1,171,929 271,300 188,464 234,664 (269,116) (112,400) 859,017 5
T. Rowe Price Associates GP 6 4.3% 698,621 135,000 (800) - 8,621 100,000 455,800 7
Henderson Global Investors G 7 3.9% 633,578 (32,181) (5,810) 7,200 163,451 4,365 496,553 6
Ashford Capital Management G 8 2.5% 404,380 43,550 2,095 12,935 89,300 5,500 251,000 13
T. Rowe Price Internationa l GP 9 2.5% 400,000 - 400,000 - - - -
BankInvest A/S V 10 2.2% 351,200 - - - - - 351,200 8
Diamondback Capital HF 11 2.1% 336,500 24,276 (13,476) (44,300) 103,650 45,250 221,100 14
Calamos Advisors G 12 1.8% 290,000 74,000 216,000 - - (34,000) 34,000
S.A.C. Capital Management HF 13 1.3% 216,545 216,545 - - - - -
SEB Asset Management GP 14 1.3% 203,397 - (7,385) - 15,444 - 195,338 16
Peregrine Capital G 15 1.2% 202,300 (21,900) (75,800) 66,100 (4,700) (20,500) 259,1 00 12
Shannon River Fund HF 16 1.2% 192,026 58,800 24,924 9,011 57,475 (29,634) 71,450
Mackenzie Financial V 17 0.8% 133,553 - (45,700) - - - 179,253 19
Mackenzie Cundill Investment V 18 0.7% 113,000 - (45,700) - - - 158,700
Universal-Investment Gesell. G 19 0.7% 105,500 - - - 19,400 - 86,100
Millennium Management V 20 0.6% 97,863 44,217 (11,680) 28,081 37,245 (44,942) 44,942
Institutions no longer in top 20
T. Rowe Price Global Investment O - - (400,000) - - - 100,000 300,000 9
AIG Investments GP - - - - - - (294,348) 294,348 10
Marshall Wace HF 0.2% 36,624 36,624 - - (259,842) 259,842 11
Goldman Sachs A.M. G - - - - - - (199,492) 199,492 15
BlackRock Investment Mgmt G - - - - (144,243) - (42,900) 187,143 17
AIG Global Investment V - - - - - (180,041) - 180,041 18
Bogle Investment Mgmt GP - - - - - - (173,182) 173,182 20

Agenda Page N E W S C O R P . Appendix 13 13

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JPMorgan

N E W S C O R P .
US minority buy-outs
Date
announced
Date
closed Target name Acquiror name
Deal
value
($mm)
Days from
priv. offer
to ann.
Direct
offer
Negot.
Transact.
Spec.
comm.
Target
fairness
opinion
All
stock
Initial
premium¹
Final
premium¹
Fin. premium
to 1-day
before agr.
Final
premium
to peak²
03/10/08 Pending Nationwide Fin.l Services Inc Nationwide Mut. Ins. Co $2,217  N/A
24.4%

01/29/08 Withdrawn CNX Gas Corp CONSOL Energy Inc 930  N/A 12.0% N/A N/A N/A
01/18/08 Pending Dominion Homes Inc Investor Group 200  N/A 38.3%
10/23/07 05/09/08 Waste Industries USA Inc Investor Group 264  1 29.1% 33.5% 27.2% 5.6%
08/24/07 Withdrawn Hearst-Argyle Television, Inc. Hearst Corporation 600  21 14.9% N/A N/A N/A
08/09/07 12/28/07 Digital Angel Corp Applied Dig. Solutions Inc 31  65 10.0% 10.0% 10.0% (18.5%)
07/17/07 04/15/08 Alfa Corp Investor Group 641  0 15.8% 44.7% 25.6% 18.0%
03/19/07 05/08/07 Crowley Maritime Corp Crowley Newco Corp 93  86 N/A N/A N/A N/A
02/23/07 09/28/07 Great American Finl Res Inc American Fin. Group Inc 245  1 8.6% 13.2% (1.3%) (3.5%)
01/24/07 09/27/07 21st Century Insurance Co AIG 775  182 20.9% 34.6% 5.0% 0.9%
11/20/06 04/20/07 TD Banknorth Inc Toronto-Dominion Bank 3,232  300 6.5% 6.5% N/A N/A
10/09/06 06/22/07 NetRatings Inc VNU NV 226  0 9.8% 44.1% 16.3% 14.6%
08/23/06 01/03/07 Case Pomeroy & Co Inc CP Newco Inc 71  0 (2.4%) 5.0% N/A N/A
08/09/06 11/13/06 Sport Supply Group Inc Collegiate Pacific Inc. 37  161 76.0% 76.0% (4.3%) (21.4%)
03/17/06 07/25/06 William Lyon Homes General William Lyon 449  0 22.9% 44.0% 0.1% 0.1%
02/06/06 05/16/06 Lafarge North America Lafarge SA 3,227  15 16.7% 33.1% 0.7% 0.3%
12/01/05 07/25/06 Foodarama Supermarkets Inc Saker Holdings Corp 27  1 40.5% 43.2% 1.0% (1.2%)
12/13/05 11/13/06 Virbac Corp Virbac SA 51  1 13.1% 56.7% 17.3% 15.0%
10/10/05 2/7/06 Micro Therapeutics Inc ev3 Inc 101  3 17.9% 9.8% 5.1% (8.5%)
9/27/05 12/9/05 New Valley Corp. Vector Group Ltd 89  0 20.9% 45.2% (1.2%) (1.2%)
9/12/05 3/1/06 WFS Financial Inc. Wachovia Corp. 486  35 13.6% 13.6% N/A N/A
9/1/05 11/10/05 7-Eleven Inc. IYG Holding Co. 1,117  0 14.7% 32.4% 5.9% 4.4%
7/8/05 3/22/06 Cruzan International Inc. Absolut Spirits Co Inc. 58  7 10.2% 10.2% 1.5% 0.8%
7/1/05 10/28/05 Tipperary Corp. Santos Ltd. 140  126 19.1% 19.5% 0.8% 0.0%
4/11/05 Withdrawn Mossimo Inc. Mossimo Giannulli 27  N/A N/A N/A
Source: SDC, public filings, JPMorgan estimates
Note: Includes deals > $25mm; premium information excludes pending and withdrawn deals; includes deals where acquirer owned a majority stake prior to transaction
¹
Premium reflect offer price to target share price one day prior to announcement
² Refers to highest closing price between the date of public announcement and the date of the final agreement
07/2001—05/2008 ($ millions)

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N E W S C O R P .
US minority buy-outs (cont’d)
Date
announced
Date
closed Target name Acquiror name
Deal
value
($mm)
Days from
priv. offer
to ann.
Direct
offer
Negot.
Transact.
Spec.
comm.
Target
fairness
opinion
All
stock
Initial
premium³
Final
premium³
Fin. premium
to 1-day
before agr.
Final
premium
to peak
4
03/03/05¹ 05/16/05 Siliconix Inc. Vishay Intertechnology $231  N/M 19.3% 39.0% 20.5% 7.3%
02/21/05 07/26/05 Eon Labs Inc. Novartis AG 933  21 11.0% 11.0% 2.8% 1.4%
01/27/05 04/22/05 Genencor International Inc. Danisco A/S 31  72 23.9% 23.9% N/A N/A
01/18/05 06/15/05 UnitedGlobalCom Inc. Liberty Media Intl. 3,571  39 (0.6%) (0.6%) N/A N/A
01/10/05 03/21/05 Fox Entertainment Group Inc. News Corp Inc. 6,419  0 7.4% 15.3% 7.1% 5.0%
08/02/04 12/08/04 Cox Communications Inc. Cox Enterprises Inc. 8,390  1 16.0% 26.0% 4.5% 3.8%
05/24/04 Withdrawn WFS Financial Inc. Westcorp 310  56     N/A N/A
04/12/04 12/22/04 Edelbrock Corp. Investor Group 48  7 9.5% 23.9% 12.8% 8.4%
02/20/04 Withdrawn Johnson Outdoors Inc. Investor Group 90  0     N/A N/A
01/15/04 10/20/04 Phosphate Res. Partners LP IMC Global Inc. 111  27 2.7% 2.7% 1.3% (4.4%)
11/07/03 05/27/04 barnesandnoble.com Inc. Barnes & Noble Inc. 30  39 ² 11.1% 35.6% 5.2% 4.1%
10/22/03 03/26/04 NCO Portfolio Mgmt Inc. NCO Group Inc. 36  37 ² 17.5% 35.1% 11.0% 6.7%
07/24/03 11/19/03 Digex Inc. WorldCom Inc. 26  0 (4.1%) 37.0% 35.1% 31.6%
06/02/03 08/20/03 Ribapharm Inc. ICN Pharmaceuticals 187  9 12.7% 25.8% 1.0% (9.2%)
05/29/03 Withdrawn State Auto Financial Corp. State Auto Mutual Ins. 407  N/A     N/A N/A
05/23/03 09/30/03 Fidelity Natl Info Fidelity Natl Finl Inc. 392  0 28.4% 28.4% (8.9%) (10.8%)
04/10/03 06/23/03 Hotels.com USA Interactive 1,237  22 13.0% 13.0% N/A N/A
03/19/03 08/08/03 Expedia Inc. USA Interactive 2,868  16 32.1% 32.1% N/A N/A
2/18/03 12/23/03 Lexent Inc. Investor Group 32 4 38.9% 66.7% 7.1% 5.6%
1/13/03 4/14/03 Next Level Communications Motorola Inc. 34 15 16.9% 32.6% 25.5% (7.1%)
8/20/02 10/31/02 Pure Resources Inc. Union Oil Co of Calif. 434 16 27.0% 22.6% (1.0%) (8.8%)
7/31/02 12/11/02 JCC Holding Co. Harrah's Entertainment 50 149 13.9% 13.9% N/A N/A
7/29/02 2/7/03 Tremont Corp. Valhi Inc. 138 0 45.5% 9.4% 5.1% (3.9%)
7/17/02 Withdrawn WFS Financial Inc. Westcorp 149 0 N/A N/A
7/9/02 2/28/03 Intl Specialty Prods Samuel J Heyman 127 1 33.2% 37.2% 2.0% 2.0%
07/2001—05/2008 ($ millions)
15
Source: SDC, public filings, JPMorgan estimates
Note: Includes deals > $25mm; premium information excludes pending and withdrawn deals; includes deals where acquirer owned a majority stake prior to transaction
¹ Vishay first contacted the Siliconix Board in February 2001 and announced a tender offer on 05/21/01.  Post several extensions the offer expired without Vishay  accepting tendered shares. No contacts were made between July 2001—March 2005
² While public acquisition proposals were made for both the Barnes & Noble/barnesandnoble.com and NCO Group/NCO Portfolio Management transactions, these deals eventually became negotiated transactions
³ Premium reflect offer price to target share price one day prior to announcement
4 Refers to highest closing price between the date of public announcement and the date of the final agreement

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N E W S C O R P .
Date
announced
Date
closed Target name Acquiror name
Deal
value
($mm)
Days from
priv. offer
to ann.
Direct
offer
Negot.
Transact.
Spec.
comm.
Target
fairness
opinion
All
stock
Initial
premium¹
Final
premium¹
Final premium
to 1-day
before
agreement
Final
premium
to peak²
06/03/02 01/17/03 Ticketmaster USA Interactive 841  0 7.5% (29.1%) 20.4% (31.1%)
06/03/02 Withdrawn Hotels.com USA Interactive 962  4     N/A N/A
06/03/02 Withdrawn Expedia Inc. USA Interactive 1,590  4     N/A N/A
03/18/02 09/13/02 McAfee.com Corp. Network Associates 230  1 19.9% (0.7%) (13.1%) (22.7%)
03/14/02 11/22/02 Konover Property Trust Investor Group 27  0 0.0% 20.0% 12.9% 11.1%
02/22/02 Withdrawn United Park City Mines Capital Growth 37  N/A     N/A N/A
02/19/02 04/11/02 Travelocity.com Inc. Sabre Holdings Corp. 447  17 19.9% 45.9% 4.1% 4.1%
02/15/02 06/03/02 NRG Energy Inc. Xcel Energy Inc. 673  28 15.0% 28.6% 5.3% (2.4%)
02/04/02 03/21/02 Intimate Brands Inc Limited Inc. 1,645  0 3.1% 9.6% 1.1% (2.2%)
01/16/02 Withdrawn National Steel Corp. United States Steel 30  N/A     N/A N/A
01/11/02 07/23/02 Market America Inc. Investor Group 36  0 86.0% 86.0% N/A N/A
11/07/01 01/07/02 Aquila Inc. UtiliCorp United Inc. 414  26 15.0% 15.0% (20.3%) (27.8%)
10/10/01 11/27/01 TD Waterhouse Group Toronto-Dominion Bank 403  15 45.2% 53.2% 0.6% 0.6%
10/01/01 02/13/02 NCH Corp. Investor Group 122  3 21.2% 34.0% 9.4% 9.4%
08/22/01 10/12/01 Homeservices Com Inc. MidAmerican Energy 33  5 38.8% 38.8% 0.9% (1.6%)
11/16/01 02/26/02 Spectra Physics Inc. Thermo Electron Corp. 71  87 27.8% 27.8% 0.2% (1.0%)
08/16/01 01/24/03 Leeds Federal Bankshares Northwest Bancorp 43  41 101.3% 101.3% N/A N/A
07/16/01 08/31/01 Peapod Inc. Koninklijke Ahold NV 34  N/M 72.0% 72.0% N/A N/A
US minority buy-outs (cont’d)
Source: SDC, public filings, JPMorgan estimates
Note: Includes deals > $25mm; premium information excludes pending and withdrawn deals; includes deals where acquirer owned a majority stake prior to transaction
¹ Premium reflect offer price to target share price one day prior to announcement
² Refers to highest closing price between the date of public announcement and the date of the final agreement
07/2001—05/2008 ($ millions)

N E W S C O R P .
Date
Announced Target Acquiror
% target
already held
by the
acquiror pre
acquisition
% target held
by the
acquiror post
acquisition
EV of
the deal
($m)
One day
premium
Four
week
premium Resulting recommendations
05/21/2008 Dobbies Garden
Centres PLC
Tesco PLC 65.5 100.0 85 (1.0)% (1.6)%
Tesco Holdings Ltd (TH), a unit of Tesco PLC, launched a tender offer to acquire the remaining 34.5% stake, or 3.756 mil ordinary shares, which it did not already own, in Dobbies Garden Centres
PLC (DG), from West Coast Capital (29.2%) and other undisclosed sellers, for 1200p ($23.622 US) in cash per share, or a total value of £42.9m ($84.6m)
12/03/2007 Teesland PLC Valad Property
Group
72.3 100.0 137 (8.4)% (0.8)% Valad Property Group launched a tender offer to acquire the remaining 27.7% stake, or 34.799 mil ordinary shares, which it did not already own, in Teesland PLC (TP), for 191p
(AU$4.477/$US3.943) in cash per share, or a total value of £66.5m
(AU$155.8m/$137.22m)
11/17/2006 Homestyle Group
PLC
Steinhoff Europe AG 60.9 100.0 247 8.4% 32.6%
Steinhoff Europe AG (SE) of Germany, a wholly-owned unit of
Steinhoff International Holdings Ltd (SI) completed its tender offer to acquire the remaining 39.1% stake, or 101.299 mil ordinary shares, which it did not already own, in Homestyle Group PLC (HG), in a stock swap transaction valued at £130.8m British pounds
(€192.7m/$247.3m), via a scheme of arrangement. SI offered
0.736 third party ordinary shares per HG share
06/01/2007 Alpha Airports
Group PLC
Autogrill SpA 51.8 97.8 177 10.0% 52.3%
Autogrill SpA of Italy (AS), a unit of Edizione Holding SpA, completed its mandatory tender offer to raise its interest to 97.8%
stake from 51.8%, by acquiring a 46% stake, or 80.912 mil ordinary shares, in Alpha Airports Group PLC (AA), for 110p ($2.18 US) in
cash per ordinary share, or a total value of £89.0m ($177.2m).
Originally, AS launched a mandatory tender to acquire the
remaining 48.2% stake, which it did not already own, in AA, for
110p ($2.18) in cash per share, or a total value of £93.3m
($184.7m) Steinhoff Europe AG (SE) of Germany, a wholly-owned unit of Steinhoff International Holdings Ltd (SI) completed its tender offer to acquire the remaining 39.1% stake, or 101.299 mil ordinary shares, which it did not already own, in Homestyle Group
PLC (HG), in a stock swap transaction valued at £130.8m British pounds (€192.7m/$247.3m), via a scheme of arrangement.
SI offered 0.736 third party ordinary shares per HG share
Completed / pending minority buy-outs of UK targets, 1996—2008
UK minority buy-outs

N E W S C O R P .
Completed / pending minority buy-outs of UK targets, 1996—2008
UK minority buy-outs (cont’d)
18
Date
Announced Target Acquiror
% target
already held
by the
acquiror pre
acquisition
% target held
by the
acquiror post
acquisition
EV of the
deal
($m)
One day
premium
Four
week
premium Resulting recommendations
12/01/2005 Egg PLC Prudential PLC 78.3 n/a 365 15.1% 19.8% Commenting on the Announcement, Paul Gratton, Chief Executive of
Egg, said “This is an exciting development for Egg and we look forward to developing the Egg brand and proposition as an integral part of Prudential’s UK business. There are considerable
opportunities to grow Egg’s revenues and profits within the
Prudential Group, which will give us access to nearly 2.8 million additional marketable customers. This deal represents an attractive outcome for Egg’s shareholders and, importantly, for our people and our customers.”
05/12/2005 Manchester Utd PLC Red Football Ltd 56.8 100.0 646 13.2% 9.1% On 12 May 2005, Red acquired 75,736,960 Manchester United Shares, representing approximately 28.7% of the issued share capital of
Manchester United, from Cubic at a price of 300p per share. Prior to the purchase from Cubic, Red Football Partnership owned 74,149,233
Manchester United Shares, representing c. 28.1% of the issued share capital of Manchester United. Red subsequently purchased
39,335,620 Manchester United Shares, representing c. 14.9% of the issued share capital of Manchester United.  As a result of the purchase from Cubic and subsequent market purchases, Red was required to make an offer for the issued share capital of Manchester
United which is not already owned by Red or any other member of the Red Football Group
06/30/2004 Peel Holdings PLC Peel Acquisitions Ltd 93.4 100.0 100 36.6% 38.9% “The Majority Shareholders wish to be free to develop Peel in a more flexible way that is commensurate with the prospects and risk profile of the Peel Group. This may involve taking decisions that might be unattractive to remaining minority shareholders. The Majority
Shareholders want to provide minority shareholders, who are faced with the limited liquidity of Peel Shares, with an opportunity to realise their investments in Peel at a favourable time in the property cycle. The Majority Shareholders have sought to put forward a proposal at a generously priced level, which represents a significant premium of c. 36.6% to the prevailing share price and 2.9% to the
Adjusted Net Assets of 1205p per share. In addition, the Proposal may enable some minority shareholders to mitigate their liability to capital gains tax and may enable shareholders to significantly increase the income received on their capital when compared with the dividend yield of Peel Shares.”

N E W S C O R P .
Announcement
date Target Acquiror
% target
already held
by the acquiror
pre acquisition
% target held
by the
acquiror post
acquisition
EV of the
deal ($m)
One day
premium
Four
week
premium Resulting recommendations
09/12/03 Silentnight
Holdings PLC
Soundersleep
Ltd
50.9 100.0 57 11.9% 11.1%
The chairman, Roger Pedder, said the offer from Soundersleep, a bid vehicle created by Silentnight's founders, the Clarke family, represented a “fair price” for the company.  Mr Pedder said
Silentnight “had never truly been a public company” and it was better to sort out “its problems in a private situation”
09/18/02 Harvey Nichols
Group PLC
Broad
Gain(UK)Ltd
(Dickson)
50.1 100.0 106 35.5% 49.3%
We, the independent directors, believe the proposal provides an attractive opportunity for public Harvey Nichols shareholders to realise their investment… at a substantial premium… and intend to recommend that Harvey Nichols shareholders vote in favour, Harvey
Nichols said.  “Due to its small market capitalisation and relative stock illiquidity, Harvey Nichols is not realising any material benefit from its listing. Consequently, we believe that minority investors will welcome this opportunity for a cash exit.”
03/05/02 Folkes Group PLC Folkes Holdings
Ltd
71.5 100.0 25 18.6% 75.0%
The offer is pitched at 140p a voting share, a premium of 60.9%
prior to the original tender offer, and at 110p a non-voting share, a premium of 57.1%.  John Hartley, chairman of Folkes, said
accepting the offer was “the best way forward for non-family shareholders”
07/05/00 Eskmuir Properties Investors 66.3 100.0 69 37.3% 48.4%
Laing is offering 230p a share, against 220p up 12 1/2 in the market, for the 33.7% of the equity it does not already own.
“Given the depths that our share price has been plumbing, we've had to give into the inevitable,” John Lamb, Eskmuir's managing director, said.  “It's hard to see the sector coming back for property companies with a market capitalisation of £150m or below.”
05/02/00 Sun Life and
Provincial
AXA 56.3 100.0 3,535 54.1% 53.5%
The Independent Non-executive Directors, who have been so
advised by Cazenove and Schroders, consider the terms of the
Proposal to be fair and reasonable. In providing advice to the
Independent Non-executive Directors, Cazenove and Schroders have taken into account the commercial assessments of the SLPH
directors
01/28/00 Ugland
International
Holdings
Maiden Capital
Partners
53.3 100.0 64 5.0% 5.0%
Sir Graham Day's advice to UIH shareholders (remaining
independent director) is that he believes it to be in their best interests to accept the Offer and recommends shareholders to adopt this course of action
11/24/99 MY Holdings  Malbak Ltd 63.0 100.0 98 42.0% 41.2%
Douglas de Jager, Malbak chief executive, said: “It has become increasingly evident that MY Holdings is no longer realising any material benefit from its listing.”
Completed / pending minority buy-outs of UK targets, 1996—2008
UK minority buy-outs (cont’d)

N E W S C O R P .
Announcement
date
Target Acquiror
% target
already held
by the
acquiror pre
acquisition
% target held
by the
acquiror post
acquisition
EV of the
deal
($m)
One day
premium
Four
week
premium
Resulting recommendations
09/03/99 Pentland Group Robert Stephen
Holdings plc
62.3 100.0 297 60.2% 47.9%
The directors of Robert Stephen Holdings plc (“RSH”) and the committee of Independent Directors of Pentland Group plc
(“Pentland”) announce a recommended proposal for RSH to
acquire the minority shareholdings in Pentland by way of a scheme of arrangement under section 425 of the Companies Act 1985 (the
“Proposal”). Under the Proposal, Scheme Shareholders will receive
145p in cash per Scheme Share
05/27/99 Evans of Leeds  Evans Property
Holdings
53.2 100.0 123 21.9% 31.6%
Evans Property Holdings PLC (“Holdings”) and the committee of
Independent Directors of Evans of Leeds PLC (“Evans”) announce a recommended proposal to buy out the minority shareholdings in
Evans by way of a scheme of arrangement under section 425 of the
Companies Act 1985 for 125p per Ordinary Share valuing Evans at
£164m
03/25/99 Kalon Group plc
(Total SA)
Total Oil
Holdings Ltd
(Total)
65.9 100.0 245 17.1% 27.5%
Kalon Chairman Lord Wakeham recommended the offer to minority shareholders, saying the combination of Kalon with Total's paint interests had “considerable industrial logic”
02/05/99 Watts Blake Bearne
& Co
SCR Sibelco NV 54.1 100.0 78 30.7% 51.5%
Mr Lawson (WBB's MD) said: “It is a good deal which we feel offers a fair value for the company”
01/01/99 Astec(BSR) Emersub LXVI Inc 51.0 100.0 217 120.8% 132.9%
The Independent Directors of Astec, who have been so advised by
PricewaterhouseCoopers, consider the terms of the Offer to be in the best interests of Astec's minority shareholders and have unanimously recommended Astec Shareholders to accept the Offer, as they have irrevocably undertaken to do in respect of their own shareholdings
06/29/98 Waste Mngt Int Waste Mngt Inc 80.0 100.0 431 39.4% 33.7%
The independent directors of Waste Management International
have stated that they intend to recommend that holders of Waste
Management International minority shares vote in favor of the proposal
05/08/98 Hambro Insurance
Services Grp
Lindsey Morden
Group (Fairfax)
52.0 100.0 68 21.7% 21.7%
The sale of Hambros' controlling shareholding in HIS and the consequent addition to Investec's proposed offer for Hambros is a further step in the provision of definitive value to Hambros shareholders, said Hambros Chairman Chips Keswick
11/28/97 Vendome Luxury  Cie Financiere
Richemont AG
70.0 100.0 1,729 26.9% 36.4%
According to analysts, Richemont is taking advantage of the fears about the impact of Asia's economic problems, through an offer that shareholders would find hard not to accept
03/25/97 J Bibby & Sons plc Barlow Ltd 78.8 100.0 105 51.8% 46.6%
Under the proposal Bibby minority shareholders will receive 195 pence for each Bibby share, of which five pence will be by way of a special dividend and the balance paid by Barlow UK Investments
Plc, a unit of Barlow Ltd. The price represents a premium of 52 percent to the share price of 128.5 pence on the day before the discussions started
Completed / pending minority buy-outs of UK targets, 1996—2008
UK minority buy-outs (cont’d)

N E W S C O R P .
Announcement
date Target Acquiror
% target
already held
by the
acquiror pre
acquisition
% target held
by the
acquiror post
acquisition
EV of the
deal
($m)
One day
premium
Four
week
premium Resulting recommendations
10/22/96 Videotron (Bell
Cablemedia)
Bell Cablemedia 81.6 100.0 201 13.6% 19.7%
Dan Somers, Chairman and Chief Executive of Bell Cablemedia,
said: “The consolidation of Bell Cablemedia and Videotron creates a unique and powerful force in UK broadband communications.
The considerable synergistic and operational benefits realized by the transaction are expected to enhance shareholder value
and raise the profile of the UK cable communications industry
09/23/96 Lloyds Abbey Life  Lloyds TSB
Group
62.6 100.0 2,589 13.2% 15.9%
The boards of both companies have concluded that the Proposal represents the most effective way forward and would create
value for their respective shareholders
07/01/96 Macallan-Glenlivet Investor Group 51.0 100.0 137 (18.5%) (9.8%)
“As a stand-alone company, Macallan lacks the critical mass
necessary to enable it to realise its full potential. We believe the price we are offering Macallan's shareholders represents an
excellent opportunity for them to achieve value.” Highland
Chairman John Goodwin
02/19/96 Gartmore PLC National
Westminster
75 100.0 195 11.6% 13.1%
The Boards of NatWest Group and Gartmore announce that
agreement has been reached on the terms of a recommended
final cash offer of 250p per Gartmore Share
12/08/95 Telegraph  Hollinger Inc
(Ravelston)
75.0 100.0 55 6.8% 11.9%
Mr. Black, chairman of The Telegraph, is also Chairman and Chief
Executive Officer of Hollinger and is deemed to be interested in
Hollinger and its subsidiaries including The Telegraph
04/20/95 Rothmans
International
Cie Financiere
Richemont AG
61.0 100.0 2607 28.1% 28.3%
The independent directors of Rothmans International and
directors of Richemont said in the statement they believed “the terms of the proposal are fair and reasonable.”
01/13/95 Kershaw(A) & Sons Rank
Organisation
86.2 100.0 87 28.5% 29.2%
The chief executive, Michael Gifford, said yesterday that Rank is making a £55mm offer to buy the 14 per cent of A Kershaw &
Sons which it does not already own. Kershaw indirectly owns
part of Rank's stake in Rank Xerox
Mean 25.1% 32.4%
Median 20.2% 30.4%
Completed / pending minority buy-outs of UK targets, 1996—2008
UK minority buy-outs (cont’d)
21